EXHIBIT 99.10(A)

                    Written Consent of Edwin L. Kerr, Counsel
                   Phoenix Home Life Mutual Insurance Company

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To Whom It May Concern:

    I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 29 to the Registration Statement on Form N-4 (File No. 2-78020) filed by Phoenix Home Life Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.



                                        Very truly yours,


Dated April 27, 1999                    /s/ Edwin L. Kerr
                                        Edwin L. Kerr, Counsel
                                        Phoenix Home Life
                                        Mutual Insurance Company